                                                                               .
                                                                               .
                                                                               .
                                  EXHIBIT 99.4

ITEM 1. FINANCIAL STATEMENTS (MARCH 31, 2005)

FULTON FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                           MARCH 31    December 31
                                                             2005          2004
                                                         -----------   -----------
ASSETS
Cash and due from banks ..............................   $   336,039   $   278,065
Interest-bearing deposits with other banks ...........         9,123         4,688
Federal funds sold ...................................        75,000        32,000
Mortgage loans held for sale .........................       163,004       158,872
Investment securities:
   Held to maturity (estimated fair value of
      $27,807 in 2005 and $25,413 in 2004) ...........        27,570        25,001
   Available for sale ................................     2,357,788     2,424,858

Loans, net of unearned income ........................     7,747,301     7,584,547
   Less: Allowance for loan losses ...................       (90,127)      (89,627)
                                                         -----------   -----------
      Net Loans ......................................     7,657,174     7,494,920
                                                         -----------   -----------

Premises and equipment ...............................       149,492       146,911
Accrued interest receivable ..........................        42,214        40,633
Goodwill .............................................       364,169       364,019
Intangible assets ....................................        24,091        25,303
Other assets .........................................       214,366       164,878
                                                         -----------   -----------
      Total Assets ...................................   $11,420,030   $11,160,148
                                                         ===========   ===========

LIABILITIES
Deposits:
   Non-interest bearing ..............................   $ 1,579,400   $ 1,507,799
   Interest-bearing ..................................     6,401,747     6,387,725
                                                         -----------   -----------
      Total Deposits .................................     7,981,147     7,895,524
                                                         -----------   -----------

Short-term borrowings:
   Federal funds purchased ...........................       760,557       676,922
   Other short-term borrowings .......................       504,803       517,602
                                                         -----------   -----------
      Total Short-Term Borrowings ....................     1,265,360     1,194,524
                                                         -----------   -----------

Accrued interest payable .............................        29,546        27,279
Other liabilities ....................................       133,577       114,498
Federal Home Loan Bank advances and long-term debt ...       773,129       684,236
                                                         -----------   -----------
      Total Liabilities ..............................    10,182,759     9,916,061
                                                         -----------   -----------

SHAREHOLDERS' EQUITY
Common stock, $2.50 par value, 400 million shares
   authorized, 168.0 million shares issued
   in 2005 and 167.8 million shares issued in 2004 ...       336,022       335,604
Additional paid-in capital ...........................     1,017,549     1,018,403
Retained earnings ....................................        81,563        60,924
Accumulated other comprehensive loss .................       (35,698)      (10,133)
Treasury stock, 10.7 million shares in 2005
   and 2004, at cost .................................      (162,165)     (160,711)
                                                         -----------   -----------
      Total Shareholders' Equity .....................     1,237,271     1,244,087
                                                         -----------   -----------
      Total Liabilities and Shareholders' Equity .....   $11,420,030   $11,160,148
                                                         ===========   ===========

See Notes to Consolidated Financial Statements

FULTON FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                THREE MONTHS ENDED
                                                     MARCH 31
                                               -------------------
                                                 2005       2004
                                               --------   --------
INTEREST INCOME
Loans, including fees ......................   $116,628   $ 88,466
Investment securities:
   Taxable .................................     18,261     21,736
   Tax-exempt ..............................      2,849      2,533
   Dividends ...............................      1,084        952
Mortgage loans held for sale ...............      1,812        239
Other interest income ......................        176         10
                                               --------   --------
      Total Interest Income ................    140,810    113,936

INTEREST EXPENSE
Deposits ...................................     27,808     20,350
Short-term borrowings ......................      6,824      3,327
Long-term debt .............................      7,930      7,292
                                               --------   --------
      Total Interest Expense ...............     42,562     30,969
                                               --------   --------

      Net Interest Income ..................     98,248     82,967
PROVISION FOR LOAN LOSSES ..................        800      1,740
                                               --------   --------

      Net Interest Income After
         Provision for Loan Losses .........     97,448     81,227
                                               --------   --------

OTHER INCOME
Investment management and trust services ...      9,019      8,645
Service charges on deposit accounts ........      9,332      9,505
Other service charges and fees .............      5,556      5,026
Gain on sale of mortgage loans .............      6,049      1,714
Investment securities gains ................      3,315      5,828
Other ......................................      2,582      1,320
                                               --------   --------
      Total Other Income ...................     35,853     32,038
                                               --------   --------

OTHER EXPENSES
Salaries and employee benefits .............     44,297     36,830
Net occupancy expense ......................      7,498      5,518
Equipment expense ..........................      3,070      2,641
Data processing ............................      3,169      2,819
Advertising ................................      1,973      1,528
Intangible amortization ....................      1,179        991
Other ......................................     12,641     12,017
                                               --------   --------
      Total Other Expenses .................     73,827     62,344
                                               --------   --------

      Income Before Income Taxes ...........     59,474     50,921
INCOME TAXES ...............................     18,037     15,147
                                               --------   --------
      Net Income ...........................   $ 41,437   $ 35,774
                                               ========   ========

PER-SHARE DATA:
Net income (basic) .........................   $   0.26   $   0.25
Net income (diluted) .......................       0.26       0.25
Cash dividends .............................      0.132      0.122

See Notes to Consolidated Financial Statements

FULTON FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                                                                            ACCUMULATED
                                               NUMBER OF             ADDITIONAL                OTHER
                                                 SHARES     COMMON     PAID-IN   RETAINED  COMPREHENSIVE   TREASURY
                                              OUTSTANDING    STOCK     CAPITAL   EARNINGS  LOSS (INCOME)    STOCK      TOTAL
                                              -----------  --------  ----------  --------  -------------  ---------  ----------
                                                                            (dollars in thousands)
Balance at December 31, 2004................  157,150,000  $335,604  $1,018,403  $ 60,924    $(10,133)    $(160,711) $1,244,087
Comprehensive income:
   Net income...............................                                       41,437                                41,437
   Unrealized loss on securities (net
      of $10.9 million tax effect)..........                                                  (20,170)                  (20,170)
   Unrealized loss on derivative financial
      instruments (net of $1.7 million tax
      effect)...............................                                                   (3,240)                   (3,240)
   Less - reclassification adjustment for
      gains included in net income (net of
      $1.2 million tax expense).............                                                   (2,155)                   (2,155)
                                                                                                                     ----------
      Total comprehensive income............                                                                             15,872
                                                                                                                     ----------
Stock issued, including related tax benefits
   (366,000 shares from treasury stock).....      590,000       418        (950)                              5,469       4,937
Stock-based compensation awards.............                                 96                                              96
Acquisition of treasury stock...............     (400,000)                                                   (6,923)     (6,923)
Cash dividends - $0.132 per share...........                                      (20,798)                              (20,798)
                                              -----------  --------  ----------  --------    --------     ---------  ----------
Balance at March 31, 2005...................  157,340,000  $336,022  $1,017,549  $ 81,563    $(35,698)    $(162,165) $1,237,271
                                              ===========  ========  ==========  ========    ========     =========  ==========
Balance at December 31, 2003................  142,085,000  $284,480  $  648,155  $104,187    $ 12,267     $(100,772) $  948,317
Comprehensive Income:
   Net income...............................                                       35,774                                35,774
   Unrealized gain on securities
      (net of $4.3 million tax effect)......                                                    7,966                     7,966
   Less - reclassification adjustment for
      gains included in net income (net of
      $2.0 million tax expense).............                                                   (3,788)                   (3,788)
                                                                                                                     ----------
      Total comprehensive income............                                                                             39,952
                                                                                                                     ----------
Stock issued, including related tax benefits
   (all treasury stock).....................      302,000                (2,083)                              4,283       2,200
Stock-based compensation awards.............                                 72                                              72
Acquisition of treasury stock...............     (214,000)                                                   (3,519)     (3,519)
Cash dividends - $0.122 per share...........                                      (17,325)                              (17,325)
                                              -----------  --------  ----------  --------    --------     ---------  ----------
Balance at March 31, 2004...................  142,173,000  $284,480  $  646,144  $122,636    $ 16,445     $(100,008) $  969,697
                                              ===========  ========  ==========  ========    ========     =========  ==========

See Notes to Consolidated Financial Statements

FULTON FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)

                                                                                            THREE MONTHS ENDED
                                                                                                 MARCH 31
                                                                                          ---------------------
                                                                                             2005        2004
                                                                                          ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income .........................................................................   $  41,437   $  35,774

   Adjustments to reconcile net income to net cash provided by operating activities:
      Provision for loan losses .......................................................         800       1,740
      Depreciation and amortization of premises and equipment .........................       3,263       3,014
      Net amortization of investment security premiums ................................       1,256       2,569
      Investment security gains .......................................................      (3,315)     (5,828)
      Net (increase) decrease in mortgage loans held for sale .........................      (4,132)      3,943
      Amortization of intangible assets ...............................................       1,179         991
      Stock-based compensation ........................................................          96          72
      (Increase) decrease in accrued interest receivable ..............................      (1,581)      1,579
      Increase in other assets ........................................................      (5,031)     (9,961)
      Increase in accrued interest payable ............................................       2,267         332
      Increase in other liabilities ...................................................       3,627      11,848
                                                                                          ---------   ---------
         Total adjustments ............................................................      (1,571)     10,299
                                                                                          ---------   ---------
         Net cash provided by operating activities ....................................      39,866      46,073
                                                                                          ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of securities available for sale ...............................      56,380      68,197
   Proceeds from maturities of securities held to maturity ............................       1,525       2,814
   Proceeds from maturities of securities available for sale ..........................     153,488     225,787
   Purchase of securities held to maturity ............................................      (4,383)     (2,084)
   Purchase of securities available for sale ..........................................    (196,144)    (73,835)
   (Increase) decrease in short-term investments ......................................     (47,435)        610
   Net increase in loans ..............................................................    (163,054)    (58,252)
   Net cash paid for acquisitions .....................................................          --      (2,130)
   Net purchase of premises and equipment .............................................      (5,844)     (2,609)
                                                                                          ---------   ---------
         Net cash (used in) provided by investing activities ..........................    (205,467)    158,498
                                                                                          ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in demand and savings deposits ........................................      48,989      65,810
   Net increase (decrease) in time deposits ...........................................      36,634     (33,418)
   Increase in long-term debt .........................................................      88,893       3,234
   Increase (decrease) in short-term borrowings .......................................      70,836    (214,238)
   Dividends paid .....................................................................     (19,795)    (17,337)
   Net proceeds from issuance of common stock .........................................       4,941       2,200
   Acquisition of treasury stock ......................................................      (6,923)     (3,519)
                                                                                          ---------   ---------
         Net cash provided by (used in) financing activities ..........................     223,575    (197,268)
                                                                                          ---------   ---------

   NET INCREASE IN CASH AND DUE FROM BANKS ............................................      57,974       7,303
   CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD .....................................     278,065     300,966
                                                                                          ---------   ---------

   CASH AND DUE FROM BANKS AT END OF PERIOD ...........................................   $ 336,039   $ 308,269
                                                                                          =========   =========

   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the period for:
      Interest ........................................................................   $  40,295   $  30,637
      Income taxes ....................................................................         799         104

See Notes to Consolidated Financial Statements

FULTON FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

NOTE B - NET INCOME PER SHARE

The Corporation's basic net income per share is calculated as net income divided by the weighted average number of shares outstanding. For diluted net income per share, net income is divided by the weighted average number of shares outstanding plus the incremental number of shares added as a result of converting common stock equivalents, calculated using the treasury stock method. The Corporation's common stock equivalents consist solely of outstanding stock options.

A reconciliation of the weighted average shares outstanding used to calculate basic net income per share and diluted net income per share follows:

                                                   THREE MONTHS ENDED
                                                        MARCH 31
                                                   ------------------
                                                      2005      2004
                                                    -------   -------
                                                      (in thousands)
Weighted average shares outstanding (basic).....    157,351   142,114
Impact of common stock equivalents..............      2,037     1,312
                                                    -------   -------
Weighted average shares outstanding (diluted)...    159,388   143,426
                                                    =======   =======

NOTE C - SUBSEQUENT EVENTS

5-for-4 Stock Split - The Corporation declared a 5-for-4 stock split on April 13, 2005. The stock split was paid in the form of a 25% stock dividend on June 8, 2005 to shareholders of record as of May 17, 2005. Share and per-share information presented in this report have been restated to reflect the impact of this stock split.

Authorized Shares - On April 13, 2005, the shareholders of the Corporation approved an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 400 million to 600 million shares.

Branch Sales - On April 22, 2005 the Corporation sold two branches in New Jersey, including deposits totaling approximately $23.3 million. As a result of this transaction, a total gain of approximately $1.1 million will be recognized in the second quarter of 2005.

The Corporation has entered into a contract for the sale of a branch in Maryland, including deposits totaling approximately $19.2 million at March 31, 2005. Per the terms of the contract, the deposits will be sold at a premium of 8% and the real property will be sold at net book value. This sale is expected to be completed during the second or third quarter of 2005, pending the receipt of certain regulatory approvals.

Accelerated Share Repurchase Plan - On May 4, 2005, the Corporation purchased
4.4 million shares of its common stock from an investment bank at a total cost of $73.6 million under an "Accelerated Share Repurchase" program (ASR), which allowed the shares to be repurchased immediately rather than over time. The investment bank, in turn, is repurchasing shares on the open market over a period that is determined by the average daily trading volume of our shares, among other factors. The Corporation expects to settle its position with the investment bank at the end of the ASR by paying or receiving cash in an amount representing the difference between the initial price and the actual price of the shares repurchased. The Corporation expects the ASR to be completed during 2005.

NOTE D - DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

The Corporation does not have any operating segments, which require disclosure of additional information. While the Corporation owns thirteen separate banks, each engages in similar activities and provides similar products and services. The Corporation's non-banking activities are immaterial and therefore, separate information has not been disclosed.

NOTE E - STOCK-BASED COMPENSATION

Statement 123R requires that the fair value of equity awards to employees be recognized as compensation expense over the period during which an employee is required to provide service in exchange for such award. The Corporation adopted Statement 123R using "modified retrospective application", electing to restate all prior periods. The Corporation's equity awards consist of stock options granted under its Stock Option and Compensation Plans (Option Plans) and shares purchased by employees under its Employee Stock Purchase Plan (ESPP).

The following table summarizes the impact of modified retrospective application on the three months ended March 31, 2004 (in thousands, except per-share data):

                                                             MAR. 31,
                                                               2004
                                                             --------
Income before income taxes, originally reported ..........   $50,993
Stock-based compensation expense under the fair value
   method (2) ............................................       (72)
                                                             -------
Income before income taxes, restated .....................   $50,921
                                                             =======
Net income, originally reported ..........................   $35,846
Stock-based compensation expense under the fair value
   method, net of tax (2) ................................       (72)
                                                             -------
Net income, restated .....................................   $35,774
                                                             =======
Net income per share (basic), originally reported (1) ....   $  0.25
Net income per share (basic), restated ...................      0.25
Net income per share (diluted), originally reported (1) ..   $  0.25
Net income per share (diluted), restated .................      0.25

(1) Originally reported amounts have been restated for the impact of the 5-for-4 stock split paid in June 2005.

(2)  Stock-based compensation expense, originally reported, was $0.

The following table presents compensation expense and related tax benefits for equity awards recognized in the consolidated income statements:

                          THREE MONTHS ENDED MARCH 31
                          ---------------------------
                                  2005   2004
                                  ----   ----
                                 (in thousands)
Compensation expense ..           $96     $72
Tax benefit ...........            (2)     --
                                  ---     ---
Net income effect .....           $94     $72
                                  ===     ===

The tax benefit shown in the preceding table is less than the benefit that would be calculated using the Corporation's 35% statutory Federal tax rate as tax benefits are recognized upon grant only for equity awards that ordinarily will result in a tax deduction when exercised.

As a result of the retrospective adoption of Statement 123R, as of December 31, 2003 retained earnings decreased $13.2 million, additional paid in capital increased $14.6 million and deferred tax assets increased $1.4 million. These changes reflect a combination of compensation expense for prior stock option grants to employees and related tax benefits.

Under the Option Plan, options are granted to key personnel for terms of up to 10 years at option prices equal to the fair market value of the Corporation's stock on the date of grant. Options are typically granted annually on July 1st and are 100% vested immediately upon grant. As of March 31, 2005, the Option Plans had 16.0 million shares reserved for future grants through 2013.

The following table provides information about options outstanding for the three months ended March 31, 2005:

                                                               WEIGHTED
                                                  WEIGHTED     AVERAGE       AGGREGATE
                                                   AVERAGE    REMAINING      INTRINSIC
                                        STOCK     EXERCISE   CONTRACTUAL       VALUE
                                       OPTIONS      PRICE        TERM      (IN MILLIONS)
                                      ---------   --------   -----------   -------------
Outstanding at December 31, 2004...   6,591,053    $10.74
   Granted.........................          --        --
   Exercised.......................    (587,510)     6.18
   Forfeited.......................      (6,879)    15.54
                                      ---------    ------
Outstanding at March 31, 2005......   5,996,664    $11.18     6.1 years        $37.5
                                      =========    ======     =========        =====
Exercisable at March 31, 2005......   5,979,004    $11.20     6.1 years        $37.3
                                      =========    ======     =========        =====

The following table presents information about options exercised:

                                                   THREE MONTHS ENDED MARCH 31
                                                   ---------------------------
                                                         2005       2004
                                                       --------   --------
                                                      (dollars in thousands)
Number of options exercised ....................        587,510    405,089
Total intrinsic value of options exercised .....       $  6,770   $  3,331
Cash received from options exercised ...........       $  3,012   $  1,191
Tax deduction realized from options exercised ..       $  4,020   $  2,049

Upon exercise, the Corporation issues shares from its authorized, but unissued, common stock to satisfy the options.

Under the ESPP, eligible employees can purchase stock of the Corporation at 85% of the fair market value of the stock on the date of purchase. The ESPP is considered to be a compensatory plan under Statement 123R and, as such, compensation expense is recognized for the 15% discount on shares purchased. The following table summarizes activity under the ESPP for the indicated periods.

                                                    THREE MONTHS ENDED
                                                         MARCH 31
                                                    ------------------
                                                       2005      2004
                                                     -------   -------
ESPP shares purchased............................     36,558    27,490
Average purchase price (85% of market value).....    $ 14.93   $ 14.34
Compensation expense recognized (in thousands)...    $    96   $    70

NOTE F - EMPLOYEE BENEFIT PLANS

The Corporation maintains a defined benefit pension plan (Pension Plan) for certain employees. Contributions to the Pension Plan are actuarially determined and funded annually. Pension Plan assets are invested in money markets, fixed income securities, including corporate bonds, U.S. Treasury securities and common trust funds, and equity securities, including common stocks and common stock mutual funds. The Pension Plan has been closed to new participants, but existing participants continue to accrue benefits according to the terms of the plan. The Corporation expects to contribute approximately $2.3 million to the Pension Plan in 2005.

The Corporation currently provides medical and life insurance benefits under a post-retirement benefits plan (Post-Retirement Plan) to certain retired full-time employees who were employees of the Corporation prior to January 1, 1998. Other certain full-time employees may become eligible for these discretionary benefits if they reach retirement age while working for the Corporation. Benefits are based on a graduated scale for years of service after attaining the age of 40.

The net periodic benefit cost for the Corporation's Pension Plan and Post-Retirement Plan, as determined by consulting actuaries, consisted of the following components for the quarters ended March 31:

                                     PENSION PLAN   POST-RETIREMENT PLAN
                                    -------------   --------------------
                                     2005    2004       2005   2004
                                    -----   -----       ----   ----
                                               (in thousands)
Service cost.....................   $ 622   $ 577       $ 89   $ 91
Interest cost....................     843     776        117    119
Expected return on plan assets...    (818)   (750)        --     (1)
Net amortization and deferral....     222     166        (57)   (58)
                                    -----   -----       ----   ----
Net periodic benefit cost........   $ 869   $ 769       $149   $151
                                    =====   =====       ====   ====

NOTE G - NEW ACCOUNTING STANDARDS

ACCOUNTING FOR CERTAIN LOANS OR DEBT SECURITIES ACQUIRED IN A TRANSFER: In December 2003, the Accounting Standards Executive Committee issued Statement of Position 03-3 (SOP 03-3), "Accounting for Certain Loans or Debt Securities Acquired in a Transfer". SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities acquired in a transfer, including business combinations, if those differences are attributable, at least in part, to credit quality.

SOP 03-3 became effective for the Corporation on January 1, 2005. No loans or debt securities meeting the scope of SOP 03-3 were acquired during the quarter ended March 31, 2005. The Corporation does not expect SOP 03-3 to have a material effect on the Corporation's consolidated financial statements in the future.

OTHER THAN TEMPORARY IMPAIRMENT: In 2004, the Emerging Issues Task Force (EITF) released EITF Issue 03-01, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-01), which provides guidance for evaluating whether an investment is other-than-temporarily impaired and requires certain disclosures with respect to these investments.

In September 2004, the FASB delayed the effective date of the measurement and recognition guidance of EITF 03-01 from the third calendar quarter of 2004 to a date to be determined upon the issuance of a final FASB Staff Position. The Corporation continues to apply the measurement and recognition criteria of existing authoritative literature in evaluating its investments for other than temporary impairment. Management does not expect EITF 03-01 to have a material impact on its financial condition or results of operations.

NOTE H - ACQUISITIONS

Completed Acquisitions

On December 31, 2004, the Corporation acquired all of the outstanding common stock of First Washington FinancialCorp (First Washington), of Windsor, New Jersey. First Washington was a $490 million bank holding company whose primary subsidiary was First Washington State Bank, which operates sixteen community-banking offices in Mercer, Monmouth, and Ocean Counties in New Jersey. This acquisition enabled the Corporation to expand and enhance its existing New Jersey franchise.

The total purchase price was $125.8 million including $125.2 million in stock issued and options assumed and $610,000 in First Washington stock purchased for cash and other direct acquisition costs. The Corporation issued 1.69 shares of its stock for each of the 4.3 million shares of First Washington outstanding on the acquisition date. The purchase price was determined based on the value of the Corporation's stock on the date when the final terms of the acquisition were agreed to and announced.

On April 1, 2004, the Corporation acquired all of the outstanding common stock of Resource Bankshares Corporation (Resource), an $890 million financial holding company, and its primary subsidiary, Resource Bank. The total purchase price was $195.7 million, including $185.9 million in stock issued and options assumed, and $9.8 million in Resource stock purchased for cash and other direct acquisition costs. The Corporation issued 1.93 shares of its stock for each of the 5.9 million shares of Resource outstanding on the acquisition date. The purchase price was determined based on the value of the Corporation's stock on the date when the final terms of the acquisition were agreed to and announced.

Resource Bank is located in Virginia Beach, Virginia, and operates six community-banking offices in Newport News, Chesapeake, Herndon, Virginia Beach, and Richmond, Virginia and fourteen loan production and residential mortgage offices in Virginia, North Carolina, Maryland and Florida. This acquisition allowed the Corporation to enter a new geographic market.

The following table summarizes unaudited pro-forma information assuming the acquisitions of Resource and First Washington State Bank had occurred on January 1, 2004. This pro-forma information includes certain adjustments, including amortization related to fair value adjustments recorded in purchase accounting (in thousands, except per-share information):


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

                             THREE MONTHS ENDED
                               MARCH 31, 2004
                             ------------------
Net interest income.......         $94,082
Other income..............          37,490
Net income................          37,956

Per Share:
   Net income (basic).....         $  0.24
   Net income (diluted)...            0.24

Pending Acquisition

On January 11, 2005, the Corporation entered into a merger agreement to acquire SVB Financial Services, Inc. (SVB), of Somerville, New Jersey. SVB is a $475 million bank holding company whose primary subsidiary is Somerset Valley Bank, which operates eleven community-banking offices in Somerset, Hunterdon and Middlesex Counties in New Jersey.

Under the terms of the merger agreement, each of the approximately 4.1 million shares of SVB's common stock will be acquired based on a "cash election merger" structure. Each SVB shareholder will have the ability to elect to receive 100% of the merger consideration in stock, 100% in cash, or a combination of FFC stock and cash. Their elections will be subject to prorating to achieve a result where a minimum of 20% and a maximum of 40% of SVB's outstanding shares will receive cash consideration. Those shares that will be converted into FFC stock would be exchanged based on a fixed exchange ratio of 1.1899 shares of FFC stock for each share of SVB stock. Those shares of SVB stock that will be converted into cash will be converted into a per share amount of cash based on a fixed price of $21.00 per share of SVB stock. In addition, each of the options to acquire SVB's stock will be converted to options to purchase the Corporation's stock.

The acquisition is subject to approval by both the SVB shareholders and applicable bank regulatory authorities. The acquisition is expected to be completed during the third quarter of 2005. As a result of the acquisition, SVB will be merged into the Corporation and Somerset Valley Bank will become a wholly owned subsidiary.

The acquisition will be accounted for as a purchase. Purchase accounting requires the Corporation to allocate the total purchase price of the acquisition to the assets acquired and liabilities assumed, based on their respective fair values at the acquisition date, with any remaining acquisition cost being recorded as goodwill. Resulting goodwill balances are then subject to an impairment review on at least an annual basis. The results of SVB's operations will be included in the Corporation's financial statements prospectively from the date of the acquisition.

The total purchase price is estimated to be approximately $87.7 million, which includes cash expected to be paid, the value of the Corporation's stock expected to be to be issued, SVB's options to be converted and certain acquisition related costs. The net assets of SVB as of March 31, 2005 were $30.5 million and, accordingly, the purchase price exceeds the carrying value of the net assets by $57.2 million as of this date. The total purchase price will be allocated to the net assets acquired as of the merger effective date, based on fair market values at that date. The Corporation expects to record a core deposit intangible asset and goodwill as a result of the acquisition accounting.

NOTE I - DERIVATIVE FINANCIAL INSTRUMENTS - INTEREST RATE SWAPS

As of March 31, 2005, interest rate swaps with a notional amount of $240 million were used to hedge certain long-term fixed rate certificate of deposit liabilities held at one of the Corporation's affiliate banks. The terms of the certificates of deposit and the interest rate swaps mirror each other and were committed to simultaneously. Under the terms of the swap agreements, the Corporation is the fixed rate receiver and the floating rate payer (generally tied to the three month London Interbank Offering Rate, or LIBOR, a common index used for setting rates between financial institutions). The combination of the interest rate swaps and the issuance of the certificates of deposit generates long-


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

term floating rate funding for the Corporation. The interest rate swaps are classified as a cash flow hedge and the fair values of the derivatives are recorded as other assets or other liabilities. Changes in the fair values during the period are recorded in other comprehensive income to the extent the hedge is effective. Ineffectiveness resulting from differences between the changes in fair value or cash flows of the certificate of deposits and the interest rate swaps must be recorded in current period earnings.

The Corporation's analysis of the effectiveness of the hedges indicated they were 98.2% effective as of March 31, 2005. As a result, a $63,000 charge to income for the three-month period ended March 31, 2005 was recognized. During the first quarter of 2005, the Corporation recorded a $3.2 million other comprehensive loss to recognize the effective fair value changes of derivatives resulting from the rising interest rate environment.

NOTE J - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. Those financial instruments include commitments to extend credit and letters of credit, which involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Corporation's Consolidated Balance Sheets. Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the outstanding amount of those instruments.

The outstanding amounts of commitments to extend credit and letters of credit were as follows:

                                         MARCH 31
                                  ---------------------
                                     2005        2004
                                  ---------   ---------
                                      (in thousands)
Commitments to extend credit...   3,492,011   2,688,675
Standby letters of credit......     532,287     478,064
Commercial letters of credit...      24,654      20,266

NOTE K - SUBORDINATED DEBT

On March 28, 2005 the Corporation issued $100.0 million of ten-year subordinated notes at a fixed rate of 5.35%, with semi annual interest payments commencing in October 2005. The notes mature on April 1, 2015.

NOTE L - RECLASSIFICATIONS

Certain amounts in the 2004 consolidated financial statements and notes have been reclassified to conform to the 2005 presentation.


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